Exhibit 10.21

SECOND AMENDMENT TO CREDIT AGREEMENT
AND OMNIBUS AMENDMENT TO LOAN DOCUMENTS

This Second Amendment to Credit Agreement and Omnibus Amendment to Loan Documents (this "Amendment") is made as of this 21st day of June, 2018, by and among MVP REIT II Operating Partnership, LP, a Delaware limited partnership (the "Borrower"), The Parking REIT, Inc. ("Guarantor"), the undersigned subsidiaries of Borrower and subsidiary guarantors, the financial institutions party to the Credit Agreement (as hereinafter defined) (collectively, together with their successors and assigns, the "Lenders"), and KeyBank, National Association, as administrative agent for itself and the other Lenders (together with its successors, "Administrative Agent" or "Agent").
W I T N E S S E T H:

WHEREAS, Borrower, certain of its subsidiaries, the Lenders, the Administrative Agent and the other parties thereto from time to time, have entered into that certain loan arrangement (the "Loan Arrangement") evidenced by, inter alia, (i) that certain Credit Agreement dated December 29, 2017 wherein Administrative Agent and the Lenders agreed to provide a credit facility to Borrower in the aggregate principal amount of up to $350,000,000.00, as amended by that certain First Amendment to Credit Agreement and Omnibus Amendment to Loan Documents dated May 9, 2018 (as amended and as the same may be further amended, restated, supplemented or modified from time to time, the "Credit Agreement"), (ii) that certain Revolving Note dated December 29, 2017 (the "Revolving Note") and (iii) that certain Swingline Note dated December 29, 2017 (together with the Revolving Note, hereinafter, as the same may be amended, restated, supplemented or modified from time to time, collectively, the "Notes"); and
WHEREAS, the obligations of the Borrower under the Loan Arrangement are secured by a certain Equity Interests Pledge and Security Agreement from Borrower and certain of its subsidiaries dated December 29, 2017 (hereinafter, as the same may be amended, restated, supplemented or modified from time to time, the "Pledge"); and
WHEREAS, as a condition to the Lenders entering into the Loan Arrangement, the Parent Guarantor and the Subsidiary Guarantors entered into that certain Guaranty dated December 29, 2017 in favor of the Administrative Agent for the benefit of the Lenders (as the same may be amended, restated, supplemented or modified from time to time, the "Guaranty");

WHEREAS, the Borrower, the Parent Guarantor and the Subsidiary Guarantors agreed to indemnify the Administrative Agent and the Lenders in accordance with the terms and provisions of that certain Environmental Compliance and Indemnity Agreement dated as of December 29, 2017 (hereinafter, as the same may be amended, restated, supplemented or modified from time to time, the "Environmental Agreement") (hereinafter, the Credit Agreement, the Notes, the Pledge, the Guaranty and the Environmental Agreement, together with any and all other documents, instruments and agreements executed in conjunction with the establishment of the Loan Arrangement and evidencing and/or securing the Loan Arrangement, as the same may be amended, restated, supplemented or modified from time to time, the "Loan Documents"); and

WHEREAS, the Borrower has requested and the Lenders have agreed to, inter alia, waive certain Events of Default and in connection therewith to modify certain terms of the Credit Agreement;
WHEREAS, in connection with the foregoing, the Credit Parties and the other subsidiaries of Borrower party hereto, Agent and the Lenders have agreed to amend the Credit Agreement and the Loan Documents as set forth herein.
NOW, THEREFORE, the parties hereto agree as follows:

1. Recitals; Defined Terms; References.  The foregoing recitals are hereby incorporated into and made a part of this Amendment.  Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.  Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Amendment" and each other similar reference contained in the Credit Agreement and other Loan Documents shall, after this Amendment becomes effective, refer to the Credit Agreement and the Loan Documents as amended hereby.
2. Amendments.  The Loan Documents are hereby amended as follows:
(a)
All references in the Loan Documents to the "Credit Agreement" shall mean the Credit Agreement as amended and modified by this Amendment, as the same may be further amended, restated, supplemented, extended, modified or otherwise in effect from time to time.

(b)
All references in the Loan Documents to the "Loan Documents" or to any of the Loan Documents, individually, shall mean and refer to the Loan Documents (or the applicable Loan Document), as amended and modified by this Amendment, as the same may be further amended, restated, supplemented, extended, modified or otherwise in effect from time to time.

(c)
The definition of "EBITDA"  in Section 1.01 of the Credit Agreement is hereby amended by adding the following at the end thereof: "For the purposes of this definition, management fees not paid or payable in cash shall not be deducted when calculating EBITDA."

(d)	The definition of "Fixed Charge Calculation Period" in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following definition:
"Fixed Charge Calculation Period" means for the quarter ending December 31, 2018 and for all quarters thereafter the immediately preceding three-month period.
(e)	The definition of "WC Stated Maturity Date" in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following definition:
"WC Stated Maturity Date" means the earlier of: (i) December 31, 2018 or (ii) the WC Satisfaction Date.
(f)
The definition of "Security Interest Termination Date" in Section 1.01 of the Credit Agreement is hereby amended by deleting the words "WC Termination Date" and substituting the following therefor: "WC Satisfaction Date".

(g)	The following definitions are hereby inserted in Section 1.01 of the Credit Agreement in appropriate alphabetical order:
"Listing Completion Date" has the meaning set forth in Section 5.18.
"WC Satisfaction Date" means the date upon which all WC Revolving Loans and WC Swingline Loans are paid in full.
(h)	Section 2.10 of Credit Agreement is hereby amended by adding the following new paragraph at the end thereof:
(g) In addition to the foregoing and notwithstanding anything to the contrary contained herein, the Borrower shall make the following prepayments:
(i) $500,000 on or before June 30, 2018;
(ii) The greater of (1) $1,600,000 or (2) 100% of the Net Proceeds from the refinancing of the Real Property owned by Borrower's Subsidiary, [MVP San Jose 88 Garage, LLC] on or before the earlier of (a) July 15, 2018 or (b) the date of the closing of such refinancing;
(iii) $1,000,000 on or before July 31, 2018; and
(iv) The greater of (1) $2,800,000 or (2) 100% of the Net Proceeds from the sale of the Real Property owned by Borrower's Subsidiary, [MVP Minneapolis Venture, LLC/Minneapolis City Parking, LLC] on or before the earlier of (a) August 15, 2018 or (b) the date of the closing of such sale.
The foregoing payments shall each be separate payments and shall not be aggregative in nature.  Notwithstanding anything to the contrary contained in the Credit Agreement, such payments shall be applied: (i) first to the outstanding WC Swingline Loans, if any, until paid in full, (ii) second to the outstanding WC Revolving Loans until paid in full, and (iii) to any other outstanding Loans. Each such prepayment shall be applied to prepay ratably the Loans of the Lenders of such Class.
(i)	Section 5.02(b) of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:
(b) Commencing with the calendar quarter ending December 31, 2018, the Fixed Charge Coverage Ratio shall not be less than (i) at any time on or prior to June 30, 2019, 1.35:1.00, and (ii) at any time thereafter, 1.60:1.00;
(j)	The Credit Agreement is hereby amended by adding the following new paragraph at the end of Section 5.13(a):
The foregoing notwithstanding, no Pool Property nor any other Collateral shall be released from the lien of the Pledge Agreement and the other Loan Documents prior to the WC Satisfaction Date.
(k)	The Credit Agreement is hereby amended by adding the following new Sections immediately after Section 5.17:
SECTION 5.18  Public Listing. On or before July 31, 2018, the REIT Guarantor shall file a registration statement and take all other necessary action to effect a registration for a public listing with the New York Stock Exchange, or some other comparable stock exchange located in the United States and approved by Administrative Agent, of its common Equity Interests.  REIT Guarantor shall cause such registration to be approved by the applicable authority on or before August 31, 2018 and REIT Guarantor shall cause the listing to be completed on or before September 30, 2018. REIT Guarantor shall convert of all of its preferred Equity Interests to common Equity Interests on or before the date which is thirty (30) days following the date upon which the listing is completed (the "Listing Completion Deadline").  From and after the earlier of the Listing Completion Date or September 30, 2018 and notwithstanding anything to the contrary contained in this Agreement (including without limitation Section 6.05), REIT Guarantor shall make no distributions (including without limitation return of capital, recurring dividends and the like) to holders of preferred Equity Interests.
(l)
The Credit Agreement is hereby amended by adding the following at the end of Section 6.10:  "The foregoing notwithstanding, until the WC Satisfaction Date, the asset management fees paid to [MVP Realty Advisors, LLC] shall not exceed $200,000 per calendar quarter.

(m)	The Credit Agreement is hereby amended by deleting Sections 5.02(e), 6.09(g) and 6.09((i) in their entirety.
(n)	The Credit Agreement is hereby amended by deleting Section 7.01(p) and substituting the following therefor:
(p) the Borrower, any Guarantor or any Subsidiary thereof defaults under (i) any Recourse Indebtedness, or (ii) any Non-Recourse Indebtedness in an aggregate amount equal to or greater than $50,000,000 at any time.
(o)	The Credit Agreement is hereby amended by deleting Exhibit B, Exhibit E, and Exhibit G in their entirety and substituting Exhibit B, Exhibit E, and Exhibit G attached hereto in lieu thereof.
3. The Administrative Agent and the Lenders hereby waive any violation of Section 5.01 of the Credit Agreement for the reporting periods ending on December 31, 2017 and March 31, 2018.  All documents to be delivered by Borrower to Administrative Agent pursuant to the terms of Section 5.01 of the Credit Agreement shall be furnished to Administrative Agent, in the form and with the substance required by such section, on or before June 30, 2018 (including, without limitation, any missing documentation for periods prior thereto).
4. The Administrative Agent and the Lenders hereby waive any violation of Section 5.02(b) of the Credit Agreement for the reporting period ending on March 31, 2018.  In addition, the Administrative Agent and the Lenders hereby waive the calculation of the covenant described in Section 5.02(b) of the Credit Agreement for the reporting periods ending June 30, 2018 and September 30, 2018.
5. Notwithstanding anything to the contrary contained in the Credit Agreement, as of the date hereof, the WC Availability Period shall terminate and the Revolving Lenders' obligation to make WC Revolving Loans, participate in WC Letters of Credit, and participate in WC Swingline Loans shall be terminated.  On or prior to the date hereof, Borrower shall make such prepayments of the Loans as are necessary to reduce the Revolving Lenders aggregate WC Revolving Credit Exposure to an amount not to exceed Sixteen Million One Hundred Thousand and no/100 Dollars ($16,100,000.00).  No amounts prepaid with respect to the WC Revolving Loans and the WC Swingline Loans shall be re-borrowed.  From and after the date hereof, the Maximum WC Revolving Loan Available Amount will be $0.
6. Notwithstanding anything to the contrary contained in the Credit Agreement, from and after the date hereof, (i) the Borrower shall no longer have the right to give the notice required in Section 2.08(c) to cause the WC Termination Date to occur, and (ii) the Borrower hereby relinquishes the rights to request a release of the Pledged Best Available Interests pursuant to the last sentence of Section 5.17(e).
7. Notwithstanding anything to the contrary contained in the Credit Agreement, including the provisions of Section 2.09(a), the Borrower shall repay all Acquisition WC Loans on or prior to the earlier of: (i) the WC Stated Maturity Date or (ii) the date that is six (6) months after such Acquisition WC Loan is made.
8. Representations and Warranties.  The Credit Parties and the other subsidiaries of Borrower party hereto hereby represent, warrant and covenant with Administrative Agent and the Lenders that, as of the date hereof:
(i)	All representations and warranties made in the Credit Agreement and other Loan Documents remain and continue to be true and correct in all material respects.
(ii)	There exists no Default or Event of Default under any of the Loan Documents.
(iii)	Such parties have taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(iv)
This Amendment has been duly authorized, executed and delivered by each such party so as to constitute the legal, valid and binding obligations of each party, enforceable in accordance with its terms, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles.

(v)
No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance of this Amendment by any of the parties.

9. General Terms.  This Amendment, which may be executed in multiple counterparts, constitutes the entire agreement of the parties regarding the matters contained herein and shall not be modified by any prior oral or written discussions.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging transmission (e.g. PDF by email) shall be effective as delivery of a manually executed counterpart of this Amendment.  The Credit Parties and the other subsidiaries of Borrower party hereto hereby ratify, confirm and reaffirm all of the terms and conditions of the Credit Agreement, and each of the other Loan documents, to which each is a party, and further acknowledge and agree that all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect except as expressly provided in this Amendment.  Except where the context clearly requires otherwise, all references to the Credit Agreement in any other Loan Document shall be to the Credit Agreement as amended by this Amendment.
10. Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.
11. Fees and Expenses.  Upon the execution hereof, the Borrower shall pay to the Administrative Agent all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Administrative Agent in connection with this Amendment.  In addition to the foregoing, Borrower agrees to pay, on or before the date hereof, to the Administrative Agent a modification fee of $50,000.00.
12. Beneficial Ownership.  At least two (2) days prior to the date hereof, any Borrower that qualifies as a "legal entity customer" under the Beneficial Ownership Regulation shall deliver, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Borrower.
13. Illegality.  Any determination that any provision of this Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment.
14. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
15. Reliance.  The Credit Parties and the other subsidiaries of Borrower party hereto warrants and represents that, each has consulted with independent legal counsel of their selection in connection with this Amendment and are not relying on any representations or warranties of the Administrative Agent or the Lenders or their respective counsel in entering into this Amendment and any other documents entered into in connection herewith.
16. Release.  The Credit Parties and the other subsidiaries of Borrower party hereto acknowledges and agrees that each has no claims, counterclaims, offsets, defenses or causes of action against the Administrative Agent or any Lender with respect to amounts outstanding and owing to Administrative Agent and/or any of the Lenders under the Loan Arrangement.  To the extent such claims, counterclaims, offsets, defenses and/or causes of actions should exist, whether known or unknown at law or in equity, the Borrower WAIVES same and RELEASES the Administrative Agent and the Lenders from any and all liability in connection therewith.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized representatives as of the day and year first above written.

BORROWER:
MVP REIT II OPERATING PARTNERSHIP, LP,
 a Delaware limited partnership

By: The Parking REIT, Inc., a Maryland corporation, its General Partner

By: /s/ Michael Shustek
Name: Michael Shustek
Title:  Chief Executive Officer

REIT GUARANTOR:
THE PARKING REIT, INC., a Maryland corporation By: /s/ Michael Shustek Name: Michael Shustek Title: Chief Executive Officer

SUBSIDIARY GUARANTORS:
MVP REAL ESTATE HOLDINGS, LLC, a Nevada limited liability company

By: MVP Realty Advisors, LLC, a Nevada limited liability company, its Manager

By: /s/ Michael Shustek
Name: Michael Shustek
Title: Manager

MVP MERGER SUB, LLC, a Delaware limited liability company

By: MVP REIT II Operating Partnership LP,
            a Delaware limited partnership, its sole member and manager

           By:  The Parking REIT, Inc., a Maryland
                   corporation, its General Partner

        By: /s/ Michael Shustek
        Name: Michael Shustek
        Title: Chief Executive Officer

MVP MILWAUKEE WELLS LLC, a Nevada limited liability company By: MVP Realty Advisors, LLC, a Nevada limited liability company, its Manager By: /s/ Michael Shustek Name: Michael Shustek Title: Manager

MVP RAIDER PARK GARAGE, LLC,
 a Delaware limited liability company

By: MVP Realty Advisors, LLC, a Nevada limited liability company, its Manager

By: /s/ Michael Shustek
Name: Michael Shustek
Title: Manager

MVP ACQUISITIONS, LLC, a Delaware limited liability company By: MVP Realty Advisors, LLC, a Nevada limited liability company, its Manager By: /s/ Michael Shustek Name: Michael Shustek Title: Manager

MVP NEW ORLEANS RAMPART, LLC,
a Delaware limited liability company

By: MVP Realty Advisors, LLC, a Nevada limited liability company, its Manager

By: /s/ Michael Shustek
Name:  Michael Shustek
              Title:  Manager

MVP INDIANAPOLIS WASHINGTON STREET LOT, LLC,
a Delaware limited liability company

By: MVP Realty Advisors, LLC, a Nevada limited liability company, its Manager

By: /s/ Michael Shustek
Name:  Michael Shustek
              Title:  Manager

MVP INDIANAPOLIS CITY PARK GARAGE, LLC, a Delaware limited liability company

By: MVP Realty Advisors, LLC, a Nevada limited liability company, its Manager

By: /s/ Michael Shustek
Name:  Michael Shustek
              Title:  Manager

Acknowledged and Agreed:

MVP ST. LOUIS CERRE, LLC,
a Delaware limited liability company

By:	MVP Realty Advisors, LLC, a Nevada limited liability company, its Manager

By: : /s/ Michael Shustek                Name: Michael Shustek
Title:  Manager

MVP ST. LOUIS BROADWAY, LLC,
a Delaware limited liability company

By:	MVP Realty Advisors, LLC, a Nevada limited liability company, its Manager

By: : /s/ Michael Shustek                Name: Michael Shustek
Title:  Manager

CLEVELAND LINCOLN GARAGE, LLC,
a Delaware limited liability company

By:	MVP Realty Advisors, LLC, a Nevada limited liability company, its Manager

By: : /s/ Michael Shustek                Name: Michael Shustek
Title:  Manager

CHAPMAN PROPERTIES, LLC,
a Tennessee limited liability company

By:	MVP Realty Advisors, LLC, a Nevada limited liability company, its Manager

By: : /s/ Michael Shustek                Name: Michael Shustek
Title:  Manager

ADMINISTRATIVE AGENT:

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent and as a Lender

By: /s/ Christopher T. Neil
Name: Christopher T. Neil
Title: Vice President